COASTAL BANCORP, INC.

EXHIBIT 99

Press Release of the Registrant dated October 15, 2003

NEWS RELEASE

FOR IMMEDIATE RELEASE

Coastal Bancorp, Inc. Announces Third Quarter Results of 51 cents per share

HOUSTON (October 15, 2003) - Coastal Bancorp, Inc. (NASDAQ: CBSA) and subsidiaries ("Coastal") today reported net income available to common stockholders of $2.8 million for the quarter ended September 30, 2003, compared to $3.7 million for the same period in 2002. The decrease in net income available to common stockholders was primarily due to a $3.5 million decrease in net interest income, as a result of a 0.63% decrease in net interest margin. Net interest margin decreased from 2.97% to 2.34% when comparing the third quarter of 2003 to the same period in 2002, due primarily to principal paydowns, amortization of the related premiums and the replacement of assets at lower yields (interest rates). This decrease in net interest income was partially offset by an $827,000 increase in noninterest income, a $469,000 decrease in noninterest expense, a $547,000 decrease in the provision for Federal income taxes and a $213,000 decrease in the expense for minority interest (related to the preferred stock of Coastal Banc ssb which was redeemed on July 15, 2002). In addition, dividends on preferred stock decreased $411,000. On July 31, 2003, Coastal Bancorp, Inc. ("Bancorp") redeemed all of its 9.12% Series A Cumulative Preferred Stock at par plus accrued but unpaid dividends to the redemption date. Diluted earnings per share for the quarter ended September 30, 2003 were $0.51, compared to $0.68 for the same period last year. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,387,347 and 5,474,435, respectively. Basic earnings per share for the quarter ended September 30, 2003 were $0.53 compared to $0.72 for the same period in 2002.

Comparison for the Three Months ended September 30, 2003 and 2002
Net Interest Income

As noted above, due to the principal paydowns, amortization of related premiums and the replacement of assets at lower yields (interest rates), lower net interest income was the most significant contributor to the decrease in net income available to common stockholders. When comparing the two periods, net interest margin decreased 0.63% to 2.34%. The decrease in net interest margin was comprised of a decrease in the average yield on interest-earning assets from 5.49% to 4.30%; offset somewhat by a decrease in the average rate on interest-bearing liabilities from 2.81% to 2.19%. During 2003, Coastal has experienced significant principal paydowns on its mortgage-backed securities and single-family mortgage loans receivable portfolios (on an annualized basis, approximately 49% on mortgage-backed securities and over 60% on single-family mortgage loans) due to the continuing low market rates of interest and the resulting refinancing of its mortgage assets. Because the majority of Coastal's single-family mortgage assets have been acquired through bulk purchases, the significant paydowns Coastal has experienced have resulted in greater premium amortization (and therefore a lower yield) on those purchased assets. When comparing the third quarter of 2003 to the same period in 2002, the average yield on loans decreased from 5.99% to 4.85% and the average yield on mortgage-backed securities decreased from 3.60% to 2.48%.
Noninterest Income, Noninterest Expense and Provision for Federal Income Taxes

The $827,000 increase in noninterest income was primarily due to a $414,000 increase in service charges on deposit accounts, a $302,000 gain on the sale of mortgage-backed securities available for sale and a $106,000 increase in the gain on the sale of real estate owned. The increased income from service charges on deposit accounts is due to Coastal's continued focus on increasing transaction-type accounts and the related fee income, including Coastal's Free Checking and Bounce Protection features on retail checking accounts introduced during August 2002.
When comparing the third quarter of 2003 to the same period a year earlier, the $469,000 decrease in noninterest expense was comprised primarily of a decrease in compensation, payroll taxes and benefits of $723,000 and a decrease of $210,000 in advertising. These decreases were somewhat offset by a $324,000 increase in other noninterest expense and increases of $97,000 and $48,000 in office occupancy and data processing, respectively. The decrease in compensation related expenses was primarily comprised of the following: decreased incentive and bonus expense of $298,000 because of the overall lower net income results, a $121,000 decrease due to the outsourcing of the internal audit department in September of 2002, a $151,000 decrease due to the sale of the five Hill Country branches in December 2002, in addition to other overall staffing changes to gain efficiencies throughout Coastal. The decrease in advertising expense was due to management's decision to reduce this spending in 2003. The $324,000 increase in other noninterest expense was primarily comprised of a $114,000 increase in audit and accounting fees related to the outsourcing of the internal audit department and a $251,000 increase in expenses related to loans, repossessed assets and real estate owned. The provision for Federal income taxes decreased $547,000 primarily due to the lower amount of income before Federal income taxes and minority interest, with the effective tax rate being approximately 33% for the quarter ended September 30, 2003 and 32% for the same period in 2002 (when taking into account the tax benefit for the minority interest expense in 2002). The provision for Federal income taxes includes the tax benefit received from the dividends on the Series A Preferred Stock of Coastal Bancorp, Inc. of $76,000 and $219,000 for the quarters ended September 30, 2003 and 2002, respectively. This benefit ceased upon redemption of the Bancorp Preferred stock on July 31, 2003.
Asset Quality
As shown in the "Other Financial Data" table attached, at September 30, 2003, Coastal had nonperforming loans totaling $15.4 million, which is a $3.1 million, or 17%, decrease when compared to December 31, 2002. Nonperforming loans are those loans on nonaccrual status as well as those loans greater than ninety (90) days delinquent and still accruing interest. This decrease was primarily a result of the decrease in nonperforming first lien residential (single-family) mortgage loans, due to management's increased focus on ongoing collection efforts. At September 30, 2003, nonperforming assets (which include nonperforming loans, real estate owned and repossessed assets) were $18.5 million and the ratio of nonperforming assets to total assets was 0.70%. At December 31, 2002, nonperforming assets were $23.0 million and the ratio of nonperforming assets to total assets was 0.91%. At September 30, 2003, $7.9 million, or 51%, of nonperforming loans were first lien residential (single-family) mortgage loans, $5.7 million, or 37%, were acquisition and development loans, $583,000, or 4%, were commercial real estate loans, $1.1 million, or 7%, were commercial, financial and industrial loans, with the balance in other loan categories. Of the nonperforming acquisition and development loans outstanding at September 30, 2003 and December 31, 2002, two loans to the same borrower made up $5.5 million of the total at each date. At September 30, 2003, the allowance for loan losses as a percentage of nonperforming loans (excluding nonperforming loans held for sale which are recorded at the lower of cost or fair value) was 123.8% compared to 97.7% at December 31, 2002.
Common Stock Repurchase

As of September 30, 2003, a total of 2,746,875 shares of common stock were held in treasury at an average price of $19.53 per share for a total cost of $53.6 million.
Trust Preferred Securities
On June 23, 2003, Bancorp, through Coastal Capital Trust II (a consolidated trust subsidiary) ("CCTII"), issued to a private institutional investor, 10,000 floating rate trust preferred securities ("Trust Preferred Securities II") with a liquidation preference of $1,000 per security. The Trust Preferred Securities II represent an interest in the related junior subordinated notes of Bancorp, which were purchased by CCTII and have substantially the same payment terms as these Trust Preferred Securities II. The junior subordinated notes are the only assets of CCTII and interest payments from the notes finance the distributions paid on the Trust Preferred Securities II. Distributions on the securities are payable quarterly at a variable interest rate, reset quarterly, equal to LIBOR plus 3.05%, and are included in interest expense in the consolidated statements of income.

Redemption of Bancorp Series A Preferred Stock
On July 31, 2003, Bancorp redeemed all of its 9.12% Series A Cumulative Preferred Stock (1,100,000 shares) from stockholders of record on July 31, 2003 at par plus accrued but unpaid dividends to the redemption date.
Comparison for the Nine Months ended September 30, 2003 and 2002
Net income available to common stockholders for the first nine months of 2003 was $8.7 million compared to $11.5 million for the same period in 2002. Diluted earnings per share for the nine months ended September 30, 2003 were $1.62 compared to $1.97 for the same period a year earlier. The weighted average common shares outstanding used in the diluted earnings per share calculations for the periods were 5,388,567 and 5,858,701, respectively. Basic earnings per share for the nine months ended September 30, 2003 were $1.69 compared to $2.06 for the same period in 2002.
As in the comparison for the quarters ended September 30, 2003 and 2002, the decrease in net interest income was the main reason for the decrease in net income available to common stockholders. Net interest income decreased $9.9 million from the nine months ended September 30, 2002 to the same period in 2003. When comparing the two periods, net interest margin decreased 0.56% to 2.54%. The decrease in net interest margin was comprised of a decrease in the average yield on interest-earning assets from 5.72% to 4.67%; offset somewhat by a decrease in the average rate on interest-bearing liabilities from 2.94% to 2.38%. As noted earlier, during 2003 Coastal has experienced significant principal paydowns on its mortgage-backed securities and single-family mortgage loans receivable portfolios due to the continuing low market rates of interest and the resulting refinancing of its mortgage assets. These paydowns, on an annualized basis, were approximately 43% on Coastal's mortgage-backed securities and 50% on Coastal's single-family mortgage loans during the nine months ended September 30, 2003. Since the majority of Coastal's single-family mortgage assets have been acquired primarily through bulk purchases, the significant paydowns Coastal has experienced have resulted in greater premium amortization (and therefore a lower yield) on those purchased assets. When comparing the nine months ended September 30, 2003 to the same period in 2002, the average yield on loans decreased from 6.31% to 5.20% and the average yield on mortgage-backed securities decreased from 3.73% to 2.83%.
This decrease in net interest income was somewhat offset by an increase of $2.9 million in noninterest income, a $725,000 decrease in noninterest expense, a $1.6 million decrease in the provision for Federal income taxes and a $1.5 million decrease in the expense for minority interest (related to preferred stock of Coastal Banc ssb which was redeemed on July 15, 2002). As previously noted, dividends on preferred stock decreased $411,000 due to the redemption of the 9.12% Series A Cumulative Preferred Stock on July 31, 2003.
The increase in noninterest income was primarily due to a $2.1 million increase in service charges on deposit accounts, a $758,000 increase in the gain on the sale of mortgage loans held for sale and a $302,000 increase in the gain on the sale of mortgage-backed securities available for sale. The increased income from service charges on deposit accounts is due to Coastal's continued focus on increasing transaction-type accounts and the related fee income, including Coastal's Free Checking and Bounce Protection features on retail checking accounts introduced during August 2002. The increase in the gain on the sale of mortgage loans held for sale was due to routine sales transactions in 2003 by Coastal Banc ssb (the "Bank"), which were facilitated by Coastal Banc Mortgage Corp. ("CBMC"), an affiliate of the Bank. The loans sold were purchased by the Bank in packages with the intention to resell all or part of the loans in the packages to third parties. CBMC was formed during the third quarter of 2002 for the purpose of facilitating the purchase and sale of whole loans and participations to third parties. These increases in noninterest income were somewhat offset by a $230,000 decrease in the gain on the sale of real estate owned and a $207,000 decrease in loan fees.
The decrease in noninterest expense was due to decreases of $1.1 million in compensation, payroll taxes and other benefits, $404,000 in office occupancy and $491,000 in advertising, somewhat offset by a $1.2 million increase in other noninterest expense. The $1.1 million decrease in compensation related expenses is primarily comprised of the following: a $555,000 decrease in incentive and bonus expense because of the overall lower net income results, a $444,000 decrease due to the sale of the five Hill Country branches in December 2002, a $373,000 decrease due to the outsourcing of the internal audit department in September of 2002, offset by a $281,000 increase in compensation paid to CBMC employees including brokerage commissions related to the loan sales mentioned previously. The decrease in office occupancy was due to various assets becoming fully depreciated in 2002 and in 2003 and the decrease in advertising expense was due to management's decision to reduce this spending in 2003. The increase in other noninterest expense was primarily comprised of the following: a $349,000 increase in audit and accounting fees, a $353,000 increase in legal fees and insurance premiums, a $122,000 increase in the provision for losses on deposit accounts and a $379,000 increase in expenses related to loans, repossessed assets and real estate owned. The provision for Federal income taxes decreased $1.6 million due to the lower amount of income before Federal income taxes and minority interest, with the effective tax rate being approximately 32% for the nine months ended September 30, 2003 and 32% for the same period in 2002 (when taking into account the tax benefit for the minority interest expense in 2002). The provision for Federal income taxes includes the tax benefit received from the dividends on the Series A Preferred Stock of Coastal Bancorp, Inc. of $514,000 and $658,000 for the nine months ended September 30, 2003 and 2002, respectively. This benefit ceased upon redemption of the Bancorp Preferred stock on July 31, 2003.
The Company
At September 30, 2003, Coastal had total assets of approximately $2.6 billion, deposits of approximately $1.6 billion and common stockholders' equity of approximately $131.3 million.
Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb operates 44 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit our website at www.coastalbanc.com (which is not part of this release).

Notice under the Private Securities Litigation Reform Act of 1995
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking statements with respect to plans, projections or future performance of Coastal, the occurrence of which involve certain risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Coastal Bancorp, Inc.'s Securities and Exchange Commission filings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements. Furthermore, Coastal does not intend (and is not obligated) to update publicly any forward-looking statement.

COASTAL BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars In Thousands, except per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,

	2003	2002	2003	2002

Basic earnings per share	$0.53	$0.72	$1.69	$2.06

Diluted earnings per share	$0.51	$0.68	$1.62	$1.97

Return (before minority interest) on average assets	0.45%	0.71%	0.53%	0.79%

Return on average common equity	8.41%	12.64%	9.11%	12.18%

Net interest margin	2.34%	2.97%	2.54%	3.10%

Noninterest expense to average total assets	2.01%	2.15%	2.13%	2.19%

Charge-offs of loans receivable (1)	$904	$511	$2,372	$2,785

Net charge-offs of loans receivable	$620	$129	$1,752	$2,081

Ratio of net charge-offs to average loans receivable	0.03%	0.00%	0.09%	0.11%

____________________________
(1) $1.5 million of the charge-offs during the first nine months of 2002 were due to the write-down of certain under-performing single-family mortgage loans that were either sold or reclassified to the held-for-sale category as of March 31, 2002.

COASTAL BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(In Thousands)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2003	2002	2003	2002

Average balance sheet information

Assets:
Interest-earning assets:
Loans receivable	$1,972,000	$1,973,354	$1,917,630	$1,913,072
Mortgage-backed securities	523,888	449,477	491,096	467,344
Other	53,834	48,895	51,797	61,922

Total interest-earning assets	2,549,722	2,471,726	2,460,523	2,442,338
Noninterest-earning assets	90,919	87,334	89,746	89,438

Total assets	$2,640,641	$2,559,060	$2,550,269	$2,531,776

Liabilities and stockholders' equity:
Interest-bearing deposits	$1,430,674	$1,482,524	$1,427,913	$1,480,049
Borrowings	803,423	682,936	717,925	667,484
Company obligated mandatorily redeemable 9.0% trust preferred securities of Coastal Capital Trust I	50,000	50,000	50,000	19,231
Company obligated mandatorily redeemable variable rate trust preferred securities of Coastal Capital Trust II	10,000	--	3,663	--
Senior notes payable	--	--	--	4,982

Total interest-bearing liabilities	2,294,097	2,215,460	2,199,501	2,171,746
Noninterest-bearing deposits	189,786	171,400	185,926	165,864
Other noninterest-bearing liabilities	17,616	22,745	15,572	19,536
Preferred stock of Coastal Banc ssb	--	4,375	--	20,536
Preferred stockholders' equity	8,967	27,500	21,254	27,500
Common stockholders' equity	130,175	117,580	128,016	126,594

Total liabilities and stockholders' equity	$2,640,641	$2,559,060	$2,550,269	$2,531,776

COASTAL BANCORP, INC. AND SUBSIDIARIES
OTHER FINANCIAL DATA
(Dollars in Thousands, except per share data)
(unaudited)

	September 30, 2003	December 31, 2002

Nonaccrual loans receivable:
First lien residential	$7,904	$9,184
Residential construction	--	49
Commercial real estate	583	1,323
Acquisition and development	5,562	5,485
Commercial, financial and industrial	723	1,609
Consumer and other	33	128
	14,805	17,778

Loans greater than 90 days delinquent and still accruing:
Residential construction	33	83
Multifamily real estate	--	282
Acquisition and development	144	59
Commercial real estate	--	302
Commercial, financial and industrial	424	43
	601	769

Total nonperforming loans	15,406	18,547
Real estate owned and repossessed assets	3,091	4,433

Total nonperforming assets	$18,497	$22,980

Allowance for loan losses	$19,066	$18,118

Ratio of nonperforming loans to total loans receivable and loans
receivable held for sale	0.79%	1.00%

Ratio of nonperforming assets to total assets	0.70%	0.91%

Ratio of allowance for loan losses to nonperforming loans receivable (excluding nonperforming loans held for sale)	123.76%	97.69%

Ratio of allowance for loan losses to loans receivable
(excluding loans receivable held for sale)	0.98%	1.00%

Book value per common share	$24.49	$23.47

Tangible book value per common share	$20.71	$19.74

Regulatory capital ratios of Coastal Banc ssb:
Tier 1 (Core)	6.29%	6.88%
Tier 1 risk-based	9.21%	10.32%
Total risk-based	10.28%	11.38%

COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, except share data)

ASSETS	September 30, 2003	December 31, 2002

	(unaudited)

Cash and cash equivalents	$35,347	$39,766
Federal funds sold	1,490	27,755
Loans receivable held for sale	--	49,886
Loans receivable	1,951,987	1,812,785
Mortgage-backed securities available-for-sale, at fair value	527,668	475,022
Other securities available-for-sale, at fair value	2,271	1,788
Accrued interest receivable	9,466	9,781
Property and equipment	29,804	27,341
Stock in the Federal Home Loan Bank of Dallas (FHLB)	45,243	41,221
Goodwill	21,429	21,429
Prepaid expenses and other assets	16,351	19,370

	$2,641,056	$2,526,144

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits	$1,638,914	$1,614,368
Advances from the FHLB	792,031	696,085
Company obligated mandatorily redeemable 9.0% trust preferred securities of Coastal Capital Trust I	50,000	50,000
Company obligated mandatorily redeemable variable rate trust preferred securities of Coastal Capital Trust II	10,000	--
Advances from borrowers for taxes and insurance	8,304	2,407
Other liabilities and accrued expenses	10,514	10,399

Total liabilities	2,509,763	2,373,259

Commitments and contingencies

Stockholders' equity
Preferred stock, no par value; authorized shares 5,000,000; 9.12% Cumulative, Series A, 100,000 shares issued and outstanding	--	27,500
Common stock, $0.01 par value; authorized shares 30,000,000; 7,929,485 shares issued and 5,182,610 shares outstanding at September 30, 2003; 7,867,029 shares issued and 5,141,010 shares outstanding at December 31, 2002	79	79
Additional paid-in capital	36,475	35,736
Retained earnings	148,699	141,986
Accumulated other comprehensive income (loss) - unrealized gain (loss) on securities available-for-sale	(315)	619
Treasury stock, at cost (2,746,875 shares in 2003 and 2,726,019 shares in 2002)	(53,645)	(53,035)

Total stockholders' equity	131,293	152,885

	$2,641,056	$2,526,144

COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share data)

	Three Months Ended
	September 30,
	2003	2002

	(Unaudited)

Interest income:
Loans receivable	$24,049	$29,649
Mortgage-backed securities	3,251	4,034
FHLB stock, federal funds sold and other interest-earning assets	250	348
	27,550	34,031

Interest expense:
Deposits	7,128	9,616
Advances from the FHLB	4,291	4,944
Senior Notes payable	--	--
Company obligated mandatorily redeemable trust preferred securities	1,229	1,112

	12,648	15,672

Net interest income	14,902	18,359
Provision for loan losses	900	900

Net interest income after provision for loan losses	14,002	17,459

Noninterest income:
Service charges on deposit accounts	3,013	2,599
Loan fees	259	266
Gain on sale of loans receivable held for sale	6	--
Gain on derivative instruments	2	6
Gain (loss) on sale of real estate owned	73	(33)
Gain on sale of mortgage backed securities available for sale	302	--
Other	226	216

	3,881	3,054

Noninterest expense:
Compensation, payroll taxes and other benefits	7,245	7,968
Office occupancy	2,505	2,408
Data processing	461	413
Advertising	336	546
Postage and delivery	406	411
Other	2,458	2,134

	13,411	13,880

Income before provision for Federal income taxes and minority interest	4,472	6,633
Provision for Federal income taxes	1,498	2,045

Income before minority interest	2,974	4,588
Minority interest - preferred stock dividends of Coastal Banc ssb	--	213

Net income	$2,974	$4,375

Net income available to common stockholders	$2,758	$3,748

Basic earnings per share	$0.53	$0.72

Diluted earnings per share	$0.51	$0.68

COASTAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share data)

	Nine Months Ended September 30,
	2003	2002

	(Unaudited)

Interest income:
Loans receivable	$74,880	$90,357
Mortgage-backed securities	10,403	13,060
FHLB stock, federal funds sold and other interest-earning assets	829	1,203

	86,112	104,620

Interest expense:
Deposits	22,934	30,859
Advances from the FHLB	12,749	15,303
Senior notes payable	--	378
Company obligated mandatorily redeemable trust preferred securities	3,487	1,275

	39,170	47,815

Net interest income	46,942	56,805
Provision for loan losses	2,700	2,700

Net interest income after provision for loan losses	44,242	54,105

Noninterest income:
Service charges on deposit accounts	8,859	6,732
Loan fees	681	888
Gain on sale of loans receivable held for sale	798	40
Gain (loss) on derivative instruments	15	(18)
Gain (loss) on sale of real estate owned	(23)	207
Gain on sale of mortgage backed securities available for sale	302	--
Other	748	668

	11,380	8,517

Noninterest expense:
Compensation, payroll taxes and other benefits	22,699	23,821
Office occupancy	7,225	7,629
Data processing	1,355	1,235
Advertising	905	1,396
Postage and delivery	1,163	1,206
Other	7,343	6,128

	40,690	41,415

Income before provision for Federal income taxes and minority interest	14,932	21,207
Provision for Federal income taxes	4,735	6,289

Income before minority interest	10,197	14,918
Minority interest - preferred stock dividends of Coastal Banc ssb	--	1,507

Net income	$10,197	$13,411

Net income available to common stockholders	$8,727	$11,530

Basic earnings per share	$1.69	$2.06

Diluted earnings per share	$1.62	$1.97

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